Citi CEO Conference March 2022 Exhibit 10.1

To be the preeminent lodging REIT, focused on consistently delivering superior, risk-adjusted returns for stockholders through active asset management and a thoughtful external growth strategy, while maintaining a strong and flexible balance sheet Mission Investment Strategy Guiding Principles Aggressive Asset Management Prudent Capital Allocation Maintain Low Leverage & Flexible Balance Sheet Upper-Upscale & Luxury Full-Service Premiere Urban and Resort Destinations Affiliation with Dominant Global Brands Park Hotels & Resorts

Park: A Compelling Investment Story

UNDERVALUED

Iconic portfolio trading at wide discount[1]:

33% discount to Consensus estimate of NAV

55% discount to replacement cost ($306k vs $656k/room)[2]

Trading at just 10.7x 2019 Pro-Forma Adjusted EBITDA[3]

45% below prior peak
(9/7/18: $34.01/share)

ORGANIC GROWTH

Significant Embedded Upside Potential

Re-imagined operating model to potentially yield $75M to $100M of cost savings, or 300bps+ of margin upside[4]

Pent-up business / international demand

ROI pipeline to potentially generate $20M to $25M+ of incremental EBITDA

Chesapeake synergies: $5M to $10M of embedded EBITDA

LESS SUPPLY RISK

Desirable locations in high barrier to entry markets

1.4% new supply growth across markets[5]

Nearly 55% of EBITDA[6] is located in markets with below national average of 1.3% supply growth per annum

FINANCIAL FLEXIBILITY

Balance Sheet Positioned for Growth

$1.6B of liquidity

Covenant relief extended

$250M of stock buybacks[7]

Expanded investment pipeline

$750M of NOLs banked to offset future gains

Expiration of Built-In Gains (BIG) tax penalty

MANAGEMENT TEAM WITH PROVEN TRACK RECORD

Re-shaped the portfolio by selling or disposing of 31 hotels for over $1.7B, including 14 international assets

Increased RevPAR, margins and group mix through aggressive asset management efforts

Acquired 18-hotel[8] Chesapeake portfolio for $2.5B while maintaining target net leverage range of 3x to 5x

(1) Based on Park's 5-day avg closing stock price of $18.62 from 2/24/22 to 3/2/22
(2) The replacement cost estimates are based on Park's internal analysis and construction market pricing as of August 2020. Estimated land values are based on market data and recent comparable sales where applicable. This estimate is not intended to be an estimate for the fair market value of the portfolio
(3) Pro-forma Adjusted EBITDA is based on reconciliation provided on Slide 31
(4) Based on Park's Pro-forma 2019 Rooms revenue
5) Supply Growth data from CBRE's Q3 2021 *Hotel Horizons* forecasts for Upper Priced hotels; represents average of 2022 and 2023 supply forecasts
6) Calculated based on Park's 2019 Hotel Adjusted EBITDA and pro rata share of EBITDA from unconsolidated JVs, on a Pro-forma basis for Park's current portfolio
7) $300M in stock repurchases approved by Park's Board of Directors on 2/25/22; subject to current restrictions and limitations of $250M set forth in Park's credit and term loan facilities
8) Subsequently sold seven hotels

3 |
PARK HOTELS & RESORTS

Park at a Glance


Hyatt Regency Boston


JW Marriott San Francisco


Hilton Chicago


Casa Marina, Waldorf Astoria


New York Hilton Midtown


Hilton New Orleans Riverside

Company Overview

Currently the second largest publicly traded lodging REIT, Park owns a portfolio of 54 premium-branded hotels and resorts with nearly 32,000 rooms primarily located in prime city center and resort locations. Top markets include Hawaii, San Francisco, Orlando, New Orleans, Boston, NYC, Chicago, Key West and Miami

Portfolio Quality (Core Assets)[1]

- '19 Pro-forma RevPAR: **$202** ($18 higher than peers[2])
- '19 Pro-forma EBITDA/Key: **$35,300**[3] (13% above peers[2])
- **88%** of '19 Pro-forma Hotel Adjusted EBITDA
- '19 Pro-forma Hotel Adjusted EBITDA Margin: **30.5%**

Balance Sheet & Liquidity[4]

- Net Debt was $4.2B
- $1.6B of liquidity with nearly $690M of cash & cash equivalents plus $901M undrawn revolver
- 99% fixed rate debt
- Only 2% of debt maturing within next 18 months

Operational Update

- 53 of 54 hotels open as of March 1, 2022
- Q4 Consolidated RevPAR (62% of '19 levels); December (78% of '19 levels) driven by ADR at 108%
- In 2H '21, nearly 80% of all open consolidated hotels generated positive Hotel Adjusted EBITDA and at the corporate level generated Adjusted FFO of $15M

Room Revenue Segmentation[5]


Contract
7%
Leisure
34%
Business Transient
28%
Group
31%

Brand Diversity[6]


HYATT
Marriott
8%
4%
88%
Hilton


Parc 55 San Francisco


Hilton Denver City Center


Royal Palm South Beach


Hilton Checkers LA


The Reach, Curio Collection


Hyatt Regency Mission Bay

(1) Represents 27 assets classified as "Core" by Park as of 3/1/22
(2) Compared to average of full-service lodging REIT peers with market cap over $1 billion - HST, PEB, SHO, DRH, RHP and XHR; based on 2019 financials from public disclosure; peers may calculate these metrics differently
(3) Based on actual room count at that time
(4) As of 12/31/21
(5) Based on Park's Pro-forma 2019 Rooms revenue
(6) Based on 2019 Pro-forma portfolio rooms

4|

PARK HOTELS & RESORTS

Iconic Portfolio: Urban and Resort Destinations New York Hilton Midtown Royal Palm South Beach Miami Casa Marina, a Waldorf Astoria Resort Waldorf Astoria Orlando Hilton San Francisco Union Square Hilton Hawaiian Village Waikiki Beach Resort Hilton Denver City Center JW Marriott SF Union Square Hilton Chicago Hilton New Orleans Riverside Hilton Waikoloa Village W Chicago – City Center

Operational Update: Q4 2021/ FY 2021 43 out of 52 hotels that were open during Q4 ‘21 generated positive EBITDA Strength in ADR as Leisure markets continue to recover; Q4 ADR for the Open Consolidated Portfolio at 97% of ‘19 peak; December at 108% of ‘19 peak Q4 ‘21 Pro-forma Hotel Adjusted EBITDA of $85M improving by $2M or 2.4% sequentially over Q3 despite seasonal leisure softness and Delta/Omicron variant news Performance driven by leisure: Hawaii, Orlando, Key West, New Orleans, Miami, and Santa Barbara Fundamentals continue to improve: Leisure driving performance with improvements seen across all segments Reflects Park’s consolidated hotels open for the entirety of the quarter Presented on a Pro-forma basis for the current portfolio Caribe Hilton

Leisure Markets Continue to Dominate

Leisure is leading Park's recovery, but opportunities exist in all three segments

Leisure Markets

- Strong finish in 2H '21 with Resort[1] occupancy down only 18 percentage points from '19 levels, despite impacts from the Delta variant in Aug/Sep and the onset of Omicron variant in Nov/Dec
- Park's Resort markets continue to drive rate ahead of '19 levels as price insensitivity increases; overall, for the 2H '21, Resort ADR exceeded '19 levels by over 16%
- Performance during 2H was led by Hawaii, Florida Markets (Key West, Orlando, Miami), and Santa Barbara
- Disruption from Omicron is largely contained to Q1 '22. Bookings for Q2 and beyond are positive for Park's major markets like Hawaii and Florida. Leisure travel momentum is expected to strengthen heading into Q2 '22 across Park's Resort markets, in addition to urban markets like New York, Boston and Chicago.

Resort Hotels – Occupancy



100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
YTD Occ%
MTD Occ%
54%
59%
75%
83%
65%
52%
67%
55%
61%
39%
43%
48%
53%
55%
54%
55%
55%
57%
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec

Resort Hotels – ADR and RevPAR vs 2019



140%
120%
100%
80%
60%
40%
103%
109%
116%
118%
113%
112%
108%
119%
118%
64%
77%
99%
111%
86%
78%
74%
86%
102%
vs. 2019 ADR
vs. 2019 RevPAR
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec

7

(1) Park's Resort hotels include: Hilton Hawaiian Village Waikiki Beach Resort; Signia by Hilton Orlando Bonnet Creek; Waldorf Astoria Orlando; Casa Marina, A Waldorf Astoria Resort; Hilton Waikoloa Village; Hilton Orlando Lake Buena Vista; Hilton Santa Barbara Beachfront Resort; The Reach Key West, Curio Collection by Hilton; DoubleTree Durango; Royal Palm South Beach Miami, a Tribute Portfolio Resort; and Hyatt Regency Mission Bay Spa and Marina

PARK HOTELS & RESORTS

Business Transient and Group Trends: Omicron Business Transient Park witnessed a material uptick in mid-week (Tue/Wed) production at its Business Transient oriented hotels in Q4 Business air travel approached 60% of pre-pandemic levels in Q4 ‘21 and is expected to be strong through the spring and summer with increased demand for business travel Omicron concerns further delay office re-openings into 2022 but will provide significant opportunity for pent-up business travel demand in Q2 ’22 and beyond Business transient and group recovery delayed, but still expected to strengthen in 2022 2021 Monthly Business Transient Demand 2022 Group Pace vs. 2019 Group As of December, Park’s portfolio group pace for ‘22 accounted for 62% of ‘19 pace as of December ‘18, with rates already at ‘19 levels Major urban markets where ‘22 room nights group pace is greater than 75% of ‘19 bookings include: New Orleans (78%), Florida (77%) and Washington D.C. (76%) Top regions where ‘22 rates are exceeding ‘19 levels include: S. California (115%), Florida (110%), New Orleans (106%), Hawaii (103%), Chicago (101%) ‘23 group pace is nearly 75% of pre-pandemic levels 100%

2022 Priorities: Getting Back to Business Acquisitions: Selectively Pursue Accretive Acquisitions that Enhance Portfolio Capital Allocation: Sell Non-Core Hotels; Buyback Stock at an NAV Discount ROI Projects: Activate the Real Estate by Reinvesting in the Portfolio Balance Sheet: Refinance Debt Maturities; Enhance Liquidity/Credit Profile Human Capital: Return to Office; Ensure Safety/Welfare of Employees; Strong ESG Focus Operational: Achieve Operational Excellence through Re-Imagined Operating Model Park remains laser-focused on the following priorities for 2022 as it navigates through the pandemic and the expected eventual lodging industry recovery

Value Creation: Hotel Adjusted EBITDA Bridge

Significant upside opportunity within Park's portfolio to drive earnings in excess of 2019



Estimated Internal Growth Drivers
$100M to $135M upside potential
$892M
($54M)
($21M)
+$6M
$823M
$75M - $100M
$5M - $10M
$20M - $25M
Operational Excellence
Chesapeake Synergies
In Process ROI Projects
2019 Adjusted EBITDA(1)
Less: 2019 EBITDA for eight assets sold/disposed of 2020- 2021(1)
Less: 2019 EBITDA for Waikoloa room giveback + excess insurance proceeds(2) (3)
Add: annual operating loss from laundry facilities which were closed in 2021
Pro-Forma 2019 Adjusted EBITDA
• Labor optimization
• Reimagine hotel operating model
• Re-purpose unprofitable F&B ops
• Revenue mgmt
• Group up
• F&B revenues
• Parking
• Destination fees
• Bonnet Creek
• Casa Marina
• Hilton San Jose

(1) Reported 2019 Pro-forma Adjusted EBITDA of $838 million excludes $54 million of 2019 EBITDA related to eight assets sold/disposed of in 2020-2021. For a reconciliation of reported 2019 Pro-forma Adjusted EBITDA, see slide 31

(2) At the end of 2019, Park transferred 466 rooms at the Hilton Waikoloa Village to Hilton Grand Vacations; based on applying the percentage of rooms transferred to total rooms in 2019 to full year 2019 Hotel Adjusted EBITDA, this represents the loss of $15M in Hotel Adjusted EBITDA

(3) In 2019, Park received $6M on business interruption proceeds related to loss of income in prior years for the Hilton Caribe following the damage caused by Hurricane Maria in 2017

Note: Actual future Adj. EBITDA may differ materially from this hypothetical presentation. Please see the forward-looking statements disclaimer on Slide 34 of this presentation for a discussion of the risks that could cause actual results to differ materially from any potential or estimated results.

10 |

PARK HOTELS & RESORTS

Value Creation: Embedded Growth Opportunities

	Value Creation Opportunity	EBITDA Upside

Operational Excellence	▪ Maintain savings and operating model changes from the permanent elimination of 1,200 jobs across existing portfolio
	  ▪ Eliminated positions consisted largely of mid-level managers and administrative hourly employees
	  ▪ Complexed management positions with neighboring hotels when possible
	▪ Partner with brands to re-assess brand standards to drive additional profitability
	▪ Adjust operations to address changing consumer preferences: i.e., contactless check-in/room service
	▪ Leverage technology to drive revenues, reduce cost, and improve guest satisfaction
	▪ Eliminate or re-purpose unprofitable F&B operations (e.g., buffets) and outlets; accelerate Grab & Go and leasing opportunities
		$75M to $100M

Chesapeake Synergies	▪ Revenue Management: Grouping Up (150bps of upside) ▪ F&B Revenues: Menu engineering/pricing, added group catering contribution ▪ Destination Fees: Marginally increase rates, while improving capture rate ▪ Other Revenue: parking, retail leases	$5M to $10M
In-Process ROI Projects	▪ Bonnet Creek Complex: Ballroom expansion ($110M investment) ▪ DoubleTree San Jose: Conversion to Hilton ($40M+ investment) ▪ Waldorf Casa Marina: Conversion to Curio ($45M+ investment)	$20M to $25M
Total Estimated Internal Growth Potential:		**$100M to $135M**

11|

PARK HOTELS & RESORTS

Price/Key is calculated as follows: Gross Asset Value / # of Keys Implied Cap Rate is calculated as follows: 2019 NOI / Gross Asset Value Park’s Estimated Gross Asset Value (at Mid-Point): $11.2 Billion, or $396,000/Key Park Hotels: Gross Asset Value and Valuation Metrics $379 $396 $415 5.7% 6.0% 6.3% Implied Price/Key for Portfolio (‘000s)(1) Implied Cap Rate for Portfolio(2) $11.2B $10.7B $11.7B Estimated Gross Asset Value ($B) Resort Urban Airport Suburban

Hotel NOI 2019A is calculated as follows: Hotel Adj EBITDA less a 6% Capex reserve of Total Hotel Revenues Implied Cap Rate is calculated as follows: 2019 NOI / Gross Asset Value. For more information, see Slide 30 Price/Key is calculated as follows: Gross Asset Value / # of Keys See Slide 30 for important information on the assumptions and methodology of this calculation Park: NAV Model (Note: $ in ‘000s except for per share amounts) Note: NAV and the calculation of NAV is unaudited Other Assets include total assets of $9,743 detailed on the 12/31/21 balance sheet, less: property and equipment, net ($8,511), investments in affiliates ($15) and intangibles, net ($44) Other Liabilities include total liabilities of $5,340 detailed on the 12/31/21 balance sheet, less the pro-rata share of the non-controlling interest of our consolidated JV Debt ($105M) Based on Park’s 5-day avg closing price of $18.62 from 2/24/22 to 3/2/22 NAV Model Park Portfolio: 86% of Value Concentrated in Resort/Urban Markets Note: refer to Park’s Net Asset Value Methodology and Disclaimer on Slide 30 and Park’s Forward Looking Statements Disclaimer on Slide 34 for important information on the assumptions and methodology of this calculation

55% Discount to Replacement Cost 26% of Replacement Cost Park Hotels: Replacement Cost Rooms Meeting Space (sq. ft.) Replacement Cost ($/key) Core Assets(3) 20,754 1.7M $16.0B ($771k/Key) Total Portfolio(4) 28,948 2.3M $19.0B ($656/Key) Hilton San Francisco Union Square Casa Marina, A Waldorf Astoria Resort Hilton Waikoloa Village Hilton New York Midtown Park currently trades(1) at a 55% discount to replacement cost(2) Based on Park’s 5-day avg closing price of $18.62 from 2/24/22 to 3/2/22 The replacement cost estimates are based on Park’s internal analysis and construction market pricing as of August 2020. Estimated land values are based on market data and recent comparable sales where applicable. This estimate is not intended to be an estimate for the fair market value of the portfolio Represents 27 assets classified as “Core” by Park as of 3/1/22 Includes Park’s pro-rata share of unconsolidated joint ventures as of 3/1/22 (1)

Park’s Active Capital Recycling 12 Number of Assets Dollar Amount 2018 Dispositions (13) ($519M)(3) 2019 Dispositions (8) ($497M)(3) Acquisition +18 +$2,500M 2020 Dispositions (2) ($208M) 2021 Dispositions (5) ($477M) Total (Net)(4): (10) Assets +$800M Sold or disposed of 31(1) non-core hotels, including all international assets, since spin Fully exited Park’s international exposure (14 assets) by early 2020 Enhanced and diversified portfolio with acquisition of 18-hotel Chesapeake portfolio(2) Sold five hotels in 2021 for total proceeds of $477M, or 14.1x ‘19 EBITDA (including Capex), including the Le Meridien San Francisco ($221.5M) and the Adagio San Francisco ($82M) which collectively traded for over $572K/key 5-Year Track Record of Success Le Meridien San Francisco (sold in Q3 2021) Includes three properties on short-term ground leases that either expired or were terminated early by Park, and consequently turned over to the landlord Have since sold a total of seven hotels that were part of the Chesapeake portfolio Includes pro-rata share of proceeds from the sale of two unconsolidated joint venture hotels – one sold in 2018 and one sold in 2019 For the 5-year period (2017–2021); no dispositions or acquisitions in 2017 (not reflected in chart above)

Embedded Opportunities to Potentially Enhance Value

Over half of the hotels in Park's Core portfolio possess potential value enhancement opportunities (●) which further promote the portfolio's inherent real estate value

Rebrand / Reposition

- Position hotels to better cater to market demand

Expand

- Activate underutilized real estate

Alternative Uses

- Convert portions of hotels to other uses (e.g., timeshare)

	Rebrand/Reposition	Expand	Alt. Use
Hilton Hawaiian Village		In Planning	●
Hilton New Orleans Riverside		●	●
Signia by Hilton Orlando Bonnet Creek	Completed	In Process	
Waldorf Astoria Orlando		In Process	
New York Hilton Midtown			●
Hilton Chicago			●
W Chicago Lakeshore	●		●
Waldorf Casa Marina	In Planning	●	
Hilton Denver City Center		●	
DoubleTree San Jose	In Planning		
DoubleTree Crystal City	●		
Hilton Waikoloa Village		●	Completed
Hilton Santa Barbara	Completed	●	
Reach Resort, Curio Collection	Completed		

16|

PARK HOTELS & RESORTS

Value Enhancement Case Studies

Rebrand / Reposition

Hilton Santa Barbara: Re-branded to Hilton from DoubleTree

- Transient revenues increased 19% from '17 to '19 on strength of more upscale brand and transformational renovation. 2021 transient revenues exceeded 2019 by 33%
- Improved Hotel Adjusted EBITDA from $17M in '17 to $24M in '21, a 9.3% CAGR
- Strong drive-to leisure appeal: 3rd highest RevPAR ($360) in 2021 among Park's portfolio


Hilton Santa Barbara Beachfront Resort

The Reach Resort: Re-branded to Curio Collection by Hilton from Waldorf Astoria

- New affiliation allows resort to cater to lifestyle-focused travelers and serve as a complementary alternative to Casa Marina
- Strong results through COVID pandemic, with '21 as a record year for RevPAR ($387) and Hotel Adjusted EBITDA ($13M)
- Honored with the Stella Award for Best Renovation in the Southeast


The Reach Resort, Curio Collection by Hilton

Alternative Use

Hilton Waikoloa: HGV timeshare transfer

- Transferred 600-room Ocean Tower to HGV to reduce footprint in two phases (2017 and 2019)
- Resulting smaller resort is more efficient, providing ability to yield ADR and improve Hotel Adjusted EBITDA margin
- Q4 '21 vs. Q4 '19: ADR (+27%) and Hotel Adjusted EBITDA margin (+500bps)


Hilton Waikoloa Village

17|
PARK HOTELS & RESORTS

ROI Case Studies: Signia + Waldorf Bonnet Creek Signia Expansion: Q4 2023 Scope New build expansion featuring the addition of 90K sf of multi-functional meeting and event space Future Meeting Platform Future indoor: approx. 181K sf Future outdoor: approx. 65K sf Waldorf Expansion: Q4 2022 Exterior Renderings Development/Expansion: 18% ROI on $110M investment Scope New build expansion featuring the addition of 13K sf of multi-functional meeting and event space Future Meeting Platform Future indoor: approx. 36K sf Future outdoor: approx. 10K sf Signia Renderings Waldorf Renderings Waldorf Astoria Orlando Signia by Hilton Orlando Bonnet Creek

Debt balances as of 12/31/21 Based on Park’s 5-day avg closing price of $18.62 from 2/24/22 to 3/2/22 Reflects consolidated debt only Does not include scheduled amortization principal payments Does not include the $174M Revolver commitment that matured in December 2021 or scheduled principal amortization payments Debt Metrics(3): 2Q20 vs. 4Q21 Park Total Capitalization(1)(2) (2) Since the beginning of the pandemic, Park has raised over $2.1B of corporate debt and sold $477M of assets in 2021 with proceeds used to pay-down near-term maturities, boost liquidity and enhance debt metrics (2) (2) (3) Strong and Flexible Balance Sheet Debt Maturity Schedule(4) (6) Debt Mix(3) (6) $ in millions $9.3B (7) $58M loan secured by the Hilton Denver City Center, which matures in August 2042, is callable by the lender beginning in August 2022 $725M SF CMBS loan anticipated to be addressed this year with either bonds or mortgage financing

Experienced Management Team with Track Record of Success



President, Chairman & CEO
Thomas J. Baltimore, Jr.

Executive Management



EVP, CFO & Treasurer
Sean M. Dell'Orto



EVP, Design & Construction
Carl Mayfield



EVP & CIO
Tom Morey



EVP, HR
Jill Olander



SVP & General Counsel
Nancy Vu

Senior Management



SVP, Investments
Jonathan Fuisz



SVP, FP&A
Diem Larsen



SVP, Asset Management
Joe Piantedosi



SVP & CAO
Darren Robb



SVP, Strategy
Ian Weissman



SVP, Tax
Scott Winer

Key Accomplishments: 2017 - 2019

- ✓ Improved RevPAR by $8 to $186
- ✓ Improved Hotel Adjusted EBITDA margin 25bps
- ✓ Increased Group mix by 247bps to 31%
- ✓ Sold or disposed of 23 hotels[1] for total proceeds of $1.0B
- ✓ Acquired Chesapeake Lodging Trust for $2.5B, improving the overall quality of the portfolio
- ✓ Ended 2019 with Pro-forma Net Debt to Adjusted EBITDA at 4.4x
- ✓ Returned over $2.3B of capital to shareholders

Key Accomplishments: 2020 - Present

- ✓ Permanently reduced hotel-level staffing; $85M of annual savings
- ✓ Improved monthly cash burn rate to break-even (June 2021) and generated positive operating cash flow in Q4 from initial estimates of $85M at the onset of the pandemic
- ✓ Issued over $2.1B of corporate debt to repay $1.8B+ of near-term debt
- ✓ Sold or disposed of 8 hotels[2] for total proceeds of $685M
- ✓ ESG: Published fourth Corporate Responsibility Report with new TCFD report; established Diversity & Inclusion Steering Committee; named by Newsweek to America's Most Responsible Companies list 2020, 2021 and 2022

(1) Includes two properties on short-term ground leases that either expired or were terminated early by Park, and consequently turned over to the landlord
(2) Includes a joint venture interest in a property under a ground lease that expired and was consequently turned over to the landlord

20 | PARK HOTELS & RESORTS

Named by Newsweek to America’s Most Responsible Companies list 2020, 2021 and 2022 Alignment with SASB GRI Index Alignment with United Nations Sustainable Development Goals Signatory of AHLA’s 5-Star Promise Signatory of CEO Action for Diversity and Inclusion™ Ranked as A GRESB 2021 Public Disclosure Score Strong Corporate Governance and ESG Focus Park’s 2021 Corporate Responsibility Report (4th annual) GRESB 7 pt. Increase for Park’s 2021 Real Estate Assessment score Alignment with globally adopted frameworks 3 Dedicated ESG Committees: Green Park Committee Diversity and Inclusion Steering Committee Park Cares Committee 4 Hotels Earned US EPA’s 2020 ENERGY STAR Certification

Appendix: Definitions Hilton Chicago Hilton Waikoloa Village

Core Portfolio is Best in Class

2019 Pro-forma Hotel Adjusted EBITDA Breakdown



All Other
12%
Core Assets
88%(3)

Park Owns One of the Highest Quality Portfolios

- **Core Assets[1] (88% of Pro-forma Hotel Adjusted EBITDA):**
  - ✓ RevPAR of $202 is $18 higher than peers[2]
  - ✓ Margin of 30.5% is in line with peers[2]
  - ✓ EBITDA/Key of $35,300 is 13% greater than peers[2]
- PK All Other[3] represents just ~12% of '19 Pro-forma Hotel Adjusted EBITDA
- Pro-forma Hotel Portfolio[4] generated RevPAR of $185 in '19, in line with hotel REIT peers[2]
- Pro-forma Hotel Portfolio[4]: '19 Hotel Adjusted EBITDA margin (29.3%) 120bps lower than hotel REIT peers[2]

2019 Pro-forma RevPAR



$250
$200
$150
$100
$50
$0
$202
$185
$184
$122
PK Core
PK Pro-forma Portfolio(4)
REIT Peers
PK All Other

2019 Pro-forma Hotel Adjusted EBITDA Margin



35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
30.5%
30.5%
29.3%
22.9%
PK Core
REIT Peers
PK Pro-forma Portfolio(4)
PK All Other

2019 Pro-forma Hotel Adjusted EBITDA/Key



$40,000
$30,000
$20,000
$10,000
$0
$35,300
$31,260
$30,400
$15,100
PK Core
REIT Peers
PK Pro-forma Portfolio(4)
PK All Other

(1) Represents 27 assets classified as "Core" by Park as of 3/1/22
(2) Peers are full-service lodging REITs with market cap over $1 billion - HST, PEB, SHO, DRH, RHP and XHR; based on 2019 financials from public disclosure; peers may calculate these metrics differently
(3) PK All Other portfolio includes Park's 21 remaining hotels and excludes unconsolidated joint ventures
(4) Pro-forma Hotel Portfolio excludes Caribe Hilton due to impact from Hurricane Maria

23 |

PARK HOTELS & RESORTS

Park’s Geographic Exposure (by % 2019 Pro-forma Hotel Adjusted EBITDA) Legend Circle Size Based on Hotel Adjusted EBITDA Puerto Rico $100M+ $50M+ $25M+ $10M+ $5–10M <$5M $200M+ Diversification: Park Hotel Portfolio Note: Excludes Park’s pro rata share of Hotel Adjusted EBITDA for properties held by unconsolidated joint ventures

Supply Growth data from CBRE’s Q3 2021 Hotel Horizons forecasts for Upper Priced hotels; represents average of 2022 and 2023 supply forecasts Calculated based on Park’s 2019 Hotel Adjusted EBITDA and pro rata share of EBITDA from unconsolidated JVs, on a Pro-forma basis for Park’s current portfolio Park Portfolio: Well-Insulated from Supply Favorable Supply Picture for Park through 2023(1)(2) National Supply Growth Average: 1.3% Nearly 55% of Park’s EBITDA(2) is located in markets with below national average supply growth of 1.3% supply per annum including Hawaii (0.4% average per annum supply growth) and San Francisco (1.2%) Overall, Park anticipates just 1.4% average annual supply growth through 2023 across its portfolio versus the 2.4% per annum supply growth forecasted prior to the pandemic

Amendment Overview and Covenant Relief Amendment Overview Hyatt Centric Fisherman’s Wharf Park successfully amended its credit and term loan facilities Covenant Waiver Extend Covenant Waiver by Two Quarters: Covenant Waiver Period extended through and including June 30, 2022, with the test period beginning 9/30/22 except for a 1.0x fixed charge coverage test based on Q2 results Minimum Liquidity Covenant (Unrestricted Cash + Unfunded Revolver) of $200,000,000 through March 31, 2023, or if earlier, a 7.25x leverage ratio Stock Buybacks: Up to $250M of share repurchases permitted if the revolver balance is zero (Pro-forma) and the minimum Liquidity Covenant is increased on a dollar-for-dollar basis Greater Flexibility on External Growth Initiatives: Increased the amount of investments permitted – eliminating restrictions on asset sales and capital expenditures, while increasing general investment bucket to $1.0B, and expandable to $1.5B with a corresponding increase in minimum liquidity to $300M Prepay Secured Debt: Now have the ability to prepay outstanding secured debt on some of our small secured mortgages Relaxed Mandatory Prepayments: No mandatory prepayments until revolver balance exceeds $600M

Definitions EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin Earnings (loss) before interest expense, taxes and depreciation and amortization (“EBITDA”), presented herein, reflects net income (loss) excluding depreciation and amortization, interest income, interest expense, income taxes and interest expense, income tax and depreciation and amortization included in equity in earnings (losses) from investments in affiliates. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude: Gains or losses on sales of assets for both consolidated and unconsolidated investments; Costs associated with hotel acquisitions or dispositions expensed during the period; Severance expense; Share-based compensation expense; Impairment losses and casualty gains or losses; and Other items that management believes are not representative of the Company’s current or future operating performance. Hotel Adjusted EBITDA measures hotel-level results before debt service, depreciation and corporate expenses of the Company’s consolidated hotels, which excludes hotels owned by unconsolidated affiliates, and is a key measure of the Company’s profitability. The Company presents Hotel Adjusted EBITDA to help the Company and its investors evaluate the ongoing operating performance of the Company’s consolidated hotels. Hotel Adjusted EBITDA margin is calculated as Hotel Adjusted EBITDA divided by total hotel revenue. EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are not recognized terms under United States (“U.S.”) GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. The Company believes that EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are among the measures used by the Company’s management team to make day-to-day operating decisions and evaluate its operating performance between periods and between REITs by removing the effect of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results; and (ii) EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. EBITDA, Adjusted EBITDA, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss) or other methods of analyzing the Company’s operating performance and results as reported under U.S. GAAP.

Definitions (Continued) Nareit FFO attributable to stockholders, Adjusted FFO attributable to stockholders, Nareit FFO per share – Diluted and Adjusted FFO per share – Diluted Nareit FFO attributable to stockholders and Nareit FFO per diluted share (defined as set forth below) are presented herein as non-GAAP measures of the Company’s performance. The Company calculates funds from (used in) operations (“FFO”) attributable to stockholders for a given operating period in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), as net income (loss) attributable to stockholders (calculated in accordance with U.S. GAAP), excluding depreciation and amortization, gains or losses on sales of assets, impairment, and the cumulative effect of changes in accounting principles, plus adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect the Company’s pro rata share of the FFO of those entities on the same basis. As noted by Nareit in its December 2018 “Nareit Funds from Operations White Paper – 2018 Restatement,” since real estate values historically have risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For these reasons, Nareit adopted the FFO metric in order to promote an industry-wide measure of REIT operating performance. The Company believes Nareit FFO provides useful information to investors regarding its operating performance and can facilitate comparisons of operating performance between periods and between REITS. The Company’s presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently. The Company calculates Nareit FFO per diluted share as Nareit FFO divided by the number of fully diluted shares outstanding during a given operating period Net Debt Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs; and (ii) the Company’s share of investments in affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (b) restricted cash and cash equivalents. The Company believes Net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net debt may not be comparable to a similarly titled measure of other companies. Net Debt to Pro-forma Adjusted EBITDA Ratio Net debt to Pro-forma Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Pro-forma Net debt to Pro-forma Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with U.S. GAAP and it may not be comparable to a similarly titled measure of other companies. Core Core, presented herein, refers to Park’s portfolio of its highest quality, upper-upscale and luxury branded hotels located in top 25 Metropolitan Statistical Areas by population and premier resort destinations.

Definitions (Continued) Pro-forma The Company presents certain data for its consolidated hotels on a pro-forma hotel basis as supplemental information for investors: Pro-forma Hotel Revenues, Pro-forma RevPAR, Pro-forma Total RevPAR, Pro-forma Occupancy, Pro-forma ADR, Pro-forma Hotel Adjusted EBITDA and Pro-forma Hotel Adjusted EBITDA Margin. The Company presents pro-forma hotel results to help the Company and its investors evaluate the ongoing operating performance of its hotels. The Company’s pro-forma metrics exclude results from property dispositions that have occurred through March 1, 2022 and include results from property acquisitions as though such acquisitions occurred on the earliest period presented. Where noted in certain instances, Pro-forma may also exclude Adjusted EBITDA associated with the 466 rooms at the Hilton Waikoloa Village transferred to Hilton Grand Vacations at the end of 2019, business interruption proceeds received out of period and from the operations of our laundry facilities, which permanently closed in 2020. Occupancy Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of Park’s hotels as a result of COVID-19. Occupancy measures the utilization of the Company’s hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate (“ADR”) levels as demand for rooms increases or decreases. Average Daily Rate ADR represents rooms revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the hotel industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a more pronounced effect on overall revenues and incremental profitability than changes in occupancy, as described above. Revenue per Available Room Revenue per Available Room (“RevPAR”) represents rooms revenue divided by the total number of room nights available to guests for a given period. Room nights available to guests have not been adjusted for suspended or reduced operations at certain of Park’s hotels as a result of COVID-19. Management considers RevPAR to be a meaningful indicator of the Company’s performance as it provides a metric correlated to two primary and key factors of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods.

Net Asset Value Disclaimer and Methodology Notes: Estimated Net Asset Value   As described in more detail below, to calculate estimated net asset value (“NAV”) as of December 31, 2021, the Company used a 10-year discounted cash flow (“DCF”) model to determine estimated hotel property values to generate an estimated NAV where year one is based on current 12-month forward forecasted net operating income (“NOI”). The DCF model assumes NOI growth as described in more detail below. However, the COVID-19 pandemic had a material, adverse effect on the hotel industry, and significantly slowed global economic activity and caused significant volatility in the financial markets. As such, there is currently significant uncertainty around the breadth and duration of business disruptions related to COVID-19, as well as its impact on the U.S. economy. The current economic environment can and will be significantly adversely affected by many factors beyond our control. The extent to which COVID-19 impacts our net asset values currently and into the future will depend on developments going forward, many of which are highly uncertain and cannot be predicted, and due to COVID-19 or other factors described below, our DCF model may not accurately project our NOI growth over the 10-year period.   In addition, the use of NAV as a measure is subject to certain inherent limitations. The assessment of the estimated NAV of the Company, or any property or property type, is subjective in that it involves estimates and assumptions and can be calculated using various acceptable methods. The Company’s methods of determining NAV may differ from the methods used by analysts or other companies. Furthermore, the methodologies utilized by the Company in estimating NAV are based upon several estimates, assumptions, judgments or opinions that may or may not prove to be correct. The Company’s estimated NAV does not represent (i) the amount at which the Company’s securities would trade on a national securities exchange, (ii) the amount that a security holder would obtain if he or she tried to sell his or her securities in the Company, (iii) the amount a security holder would receive if the Company liquidated all or a portion of its assets and distributed the proceeds after paying all of its expenses and liabilities or (iv) the book value of the Company’s real estate.   Net Asset Valuation Methodology   The Company calculated estimated NAV for its portfolio as follows:   Using current 12-month forward forecasted NOI, the Company determined the estimated asset value for all hotels in one of four specified property types: Resort, Urban, Airport and Suburban, as well as the asset value of the Company’s pro rata share of hotels held in unconsolidated joint ventures as a group, to determine a gross asset value for the Company’s portfolio. The calculation varied, as explained below, based on whether the hotel was a fee simple owned hotel or a ground leased hotel. Estimated value for fee simple owned hotels is based on: Sum of (i) the present value of NOI over a 10-year period plus (ii) the present value of an estimated reversion value of the property assuming a / sale at the end of the 10-year period, less (iii) the present value of owner-funded capital expenditures Reversion value is based on estimated Year 11 NOI (forward-looking 12 months) divided by a terminal capitalization rate selected on an asset-by-asset basis based on comparable transactions, market conditions, and each hotel’s overall risk profile, as determined by management Estimated value for ground leased hotels is based on: Present value of NOI through the end of each hotel’s lease term No reversion value component For all valuations: Discount rates used in DCF analysis reflect management’s expectation of internal rates of return and are selected on an asset-by-asset basis NOI used in DCF analysis is calculated by deducting a hotel’s required FF&E reserve amounts from hotel EBITDA As referenced in #2 above, in addition to the contractual FF&E reserve adjustments, cash flow used in the DCF analysis deducts the Company's expected owner-funded capital expenditures (above and beyond each hotel's FF&E reserve) Estimated NOI growth forecasts over a 10-year period is based on third party market data, industry trends and management’s own view of a hotel’s individual performance Estimated values of hotels are aggregated to arrive at Gross Asset Value for Park’s hotels. Other balance sheet assets are then added, while balance sheet liabilities, and Park’s pro rata share of unconsolidated joint venture debt are subtracted from Gross Asset Value, in each case as of December 31, 2021 to arrive at estimated NAV.   Implied Capitalization Rate Calculation: The “Mid” implied Capitalization Rate for each asset type presented on Slide 13 is presented for informational purposes and is calculated based on 2019 adjusted NOI, which is calculated as Actual EBITDA - (6%*Total Revenue) divided by the estimated Gross Asset Value calculated by management as described above. Management believes the 6%, annual capex reserve is an appropriate level for its portfolio. Low and High capitalization rates were calculated by adding or subtracting (0.25%) from the Mid capitalization rate. Resulting Low and High capitalization rates were used to derive Low and High Estimated Gross Asset Value.

Non-GAAP Financial Measures (1) Excludes results from property dispositions that occurred through March 1, 2022 and includes results from property acquisitions as though such acquisitions occurred on January 1, 2019. Hotel Revenues Pro-forma Hotel Adjusted EBITDA (1) Included in other gain (loss), net in the consolidated statement of operations. (2) Excludes results from property dispositions that occurred through March 1, 2022 and includes results from property acquisitions as though such acquisitions occurred on January 1, 2019. (3) Includes other revenues and other expenses, non-income taxes on TRS leases included in other property-level expenses and corporate general and administrative expenses in the condensed consolidated statement of operations.

Non-GAAP Financial Measures (continued) Quarterly Pro-forma Hotel Adjusted EBITDA Net Debt to Pro-forma Adjusted EBITDA

Non-GAAP Financial Measures (continued) Hotel Adjusted EBITDA Margin Adjusted Funds From Operations (AFFO) Excludes results from property dispositions that occurred through March 1, 2022 and includes results from property acquisitions as though such acquisitions occurred on January 1, 2019. Percentages are calculated based on unrounded numbers.

About Park and Safe Harbor Disclosure About Park Hotels & Resorts Inc. Park Hotels & Resorts Inc. (NYSE: PK) is the second largest publicly traded lodging real estate investment trust with a diverse portfolio of market-leading hotels and resorts with significant underlying real estate value. Park’s portfolio consists of 54 premium-branded hotels and resorts with approximately 32,000 rooms located in prime city center and resort locations. Visit www.pkhotelsandresorts.com for more information.  Forward Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements related to Park’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, including the expected dates for reopening the Company’s hotels and dates that its hotels will break even or achieve a positive Hotel Adjusted EBITDA, the impact to the Company’s business and financial condition and that of its hotel management companies, measures being taken in response to COVID-19, the effects of competition and the effects of future legislation or regulations, the expected completion of anticipated dispositions, the declaration and payment of future dividends and other non-historical statements. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as the words “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “hopes” or the negative version of these words or other comparable words. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect its results of operations, financial condition, cash flows, performance or future achievements or events. Currently, one of the most significant factors continues to be the adverse effect of COVID-19, including resurgences, on the Company’s financial condition, results of operations, cash flows and performance, its hotel management companies and its hotels’ tenants, and the global economy and financial markets. COVID-19 has significantly affected the Company’s business, and the extent to which COVID-19 continues to affect the Company, its hotel managers, tenants and guests at the Company’s hotels will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its effect, the emergence of virus variants, the efficacy, availability and deployment of vaccinations and other treatments to combat COVID-19, including public adoption rates of COVID-19 vaccines, additional closures that may be mandated or advisable even after the reopening of certain of the Company’s hotels, whether due to an increased number of COVID-19 cases or otherwise, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements and Park urges investors to carefully review the disclosures Park makes concerning risk and uncertainties in Item 1A: “Risk Factors” in Park’s Annual Report on Form 10-K for the year ended December 31, 2021, as such factors may be updated from time to time in Park’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, Park undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Supplemental Financial Information Park refers to certain non-generally accepted accounting principles (“GAAP”) financial measures in this presentation, including Funds from (used in) Operations (“FFO”) calculated in accordance with the guidelines of the National Association of Real Estate Investment Trusts (“Nareit”), Adjusted FFO, FFO per share, Adjusted FFO per share, Earnings (loss) before interest expense, taxes and depreciation and amortization (“EBITDA”), Adjusted EBITDA, Hotel Adjusted EBITDA, Hotel Adjusted EBITDA margin, Net debt and Net debt to Adjusted EBITDA ratio. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of its operating performance. Please see the schedules included in this presentation including the “Definitions” section for additional information and reconciliations of such non-GAAP financial measures.